Exhibit 99.1

Contact: Scott A.	Montgomery	David R. Brown
	President/CEO	Executive Vice President &
	National Mercantile Bancorp	Chief Financial Officer
	(310) 282-6778	(310) 282-6703

FOR IMMEDIATE RELEASE

NATIONAL MERCANTILE BANCORP REPORTS EARNINGS FOR 2003 YEAR

Los Angeles, California, February 18, 2004 — National Mercantile Bancorp (the “Company”) (NASDAQ:  MBLA - Common Stock; MBLAP - Preferred Stock), parent company of Mercantile National Bank (“Mercantile”) and South Bay Bank, N.A. (“South Bay”), today reported net income of $207,000 for the year ended December 31, 2003, or $0.08 basic earnings per share and $0.05 diluted earnings per share, as compared to a net loss of $253,000 or $0.15 basic and diluted loss per share for the year ended December 31, 2002.

Net income for the three months ended December 31, 2003 was $337,000, or $0.12 basic earnings per share and $0.07 diluted earnings per share, as compared to net income of $176,000 or $0.24 basic and $0.12 diluted earnings per share for the same period in 2002.

Scott Montgomery, President and Chief Executive Officer of the Company, Mercantile and South Bay, commented, “During the fourth quarter of 2003 we experienced brisk loan growth with an improving earnings trend while credit quality remained healthy.  Total loans increased $12.8 million during the final three months of 2003 and stronger loan demand into 2004 is anticipated.  Nonperforming assets were reduced from $7.0 million at the beginning of 2003 to $1.4 million at year-end.  The reduction in non-performing assets has enabled us to focus our resources on production of new loans and deposits.”

“We are pleased to report the continued strengthening of our Sales and Marketing efforts.  On December 15, 2003, Arthur F. Stribley III joined the company as Executive Vice President and Head of the Entertainment Department.  With more that thirty-three years of experience in commercial banking and the last seventeen with a major entertainment lending company, we are delighted to have a true professional providing leadership in this key area of our lending activities.”

He continued, “With the combination of Chuck Avis, who joined us in September of 2003 as Executive Vice President of Sales & Marketing, and Art Stribley, as head of Entertainment lending, we have opened a Loan Production Office in Beverly Hills.  The office marks our second loan production office that the Company has opened in the last three months.  We anticipate that these two offices, in Orange County at Costa Mesa and the office in Beverly Hills, will accelerate our growth in these key markets and enhance the delivery of service to our clients.”

“On the Credit Administration side, we are very pleased to announce that Michael F. Martin joined us at our South Bay Bank, on January 21, 2004, as Senior Vice President and Credit Administrator.  Mike is a seasoned real estate industries manager and lender with 27 years of banking experience.”

“At our Mercantile National Bank, in Century City, we are very pleased to announce that Thomas A. Cowan joined the bank as Senior Vice President and Credit Administrator.  Tom joined us on February 3, 2004, with over 29 years of commercial banking experience.  He has over 15 years of extensive experience in credit administration and risk management in the middle market.”

“We are excited about these extremely experience and capable bankers who have chosen to join the National Mercantile Bancorp team.”

He continued, “On January 18, 2004, the administrative staff moved to our new location at 1880 Century Park East in Los Angeles with the banking office scheduled to join them in the second quarter 2004.  We anticipate that as a result of our new lease and more efficient quarters, we will be able to reduce our operating costs by approximately $250,000 per year, once the entire staff moves to the new location.”

Assets and Liabilities

Total assets at December 31, 2003 were $354.8 million compared to $355.4 million at year-end 2002.  While loan growth was strong in the fourth quarter of 2003, loans receivable declined $12.1 million to $260.2 million at December 31, 2003 compared to $272.3 million at year-end 2002 as loan payoffs exceeded loan fundings, particularly in construction loans.  Noninterest bearing demand deposit accounts and low cost money market deposit accounts increased $12.4 million and $12.3 million, respectively, from December 31, 2002 to December 31, 2003, while relatively expensive time certificates of deposit decreased $20.3 million as part of management’s continuing efforts to orchestrate a change in deposit composition and reduce the cost of the Company’s funding base.

Shareholders’ Equity

Shareholders’ equity was $31.7 million at December 31, 2003 as compared to $31.2 million at December 31, 2002.  The increase was due to the exercise of Company stock options and retained earnings for the 2003 year partially offset by a decline in the unrealized gain in the Company’s securities available for sale.

Interest Income

Net interest income for the year ended December 31, 2003 was $13.9 million compared to $14.9 million in

2002.  Total interest income declined $2.4 million in the 2003 period due to the sustained decline in market interest rates affecting the yields on adjustable rate loans tied to variable rate indices, the yields on newly originated fixed rate loans and existing fixed rate loans upon renewal at maturity, as well as the yields on overnight investments and newly acquired investment securities.  Lower market interest rates are due to the Federal Reserve Bank’s attempts to stimulate the economy.  The decline in interest income was partially offset, however, by a $1.7 million decline in interest expense on deposits.  Total interest expense for the year ended December 31, 2003 includes $454,000 interest expense on the Company’s junior subordinated deferrable interest debentures, whereas in prior periods this interest expense was included in the minority interest in the Company’s income.  The change in classification is due to the implementation of Statement of Financial Accounting Standards No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity effective July 1, 2003.  While the accounting change had no material effect on net income, the decline in net interest income of $964,000 would have been $510,000 without the change in accounting treatment.

The net interest margin decreased to 4.20% for the year ended 2003, down from 4.73% for 2002.

Net interest income during the fourth quarter 2003 was $3.3 million compared to $3.7 million for the same quarter in 2002.  The decline in net interest income of $394,000 would have been $168,000 without the change in accounting treatment for the Company’s junior subordinated deferrable interest debentures discussed above.

The net interest margin decreased to 4.07% during the fourth quarter of 2003, down from 4.94% during the fourth quarter of 2002.

Operating Expenses

Other operating expenses were $13.3 million for the year ended December 31, 2003 compared to $12.9 million for 2002.  Increases in salaries and related expense, and other professional services primarily contributed to the higher operating expenses.

Other operating expenses were $3.2 million during the quarter ended December 31, 2003 compared to $3.1 million for the fourth quarter in 2002.  Increases in salaries and related expense, customer services on deposit accounts, other professional services and data processing expenses contributed to the higher operating expenses.

Credit Quality

Total nonperforming assets, comprised of nonperforming loans and other real estate owned (real estate foreclosed in satisfaction of loans) were reduced to $1.4 million at December 31, 2003 from $7.0 million at December 31, 2002.  Total non-performing loans were $438,000 at December 31, 2003 compared to $6.0 million at December 31, 2002, representing a decrease of $5.6 million.   For the twelve months ended December 31, 2003, the

Company’s loan charge-offs were $2.8 million, while recoveries were $327,000 and other non-performing loans totaling $2.7 million were collected.  Other real estate owned was $925,000 at December 31, 2003 compared to $1.0 million at December 31, 2002.

The Company’s allowance for credit losses was $3.6 million at December 31, 2003 representing 1.40% of total loans and 267% of nonperforming assets.

This press release contains statements which constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties.  Actual results may differ materially from the results in these forward-looking statements.  Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002.

National Mercantile Bancorp is the holding company for Mercantile National Bank and South Bay Bank, N.A., members FDIC, with branch banking locations in Century City, Encino, Torrance and El Segundo and loan production offices in Costa Mesa and Beverly Hills, California.  The banks offer a wide range of financial services to the real estate and real estate construction markets, the entertainment industry, the professional, healthcare and executive markets, community-based non-profit organizations, escrow companies and business banking.

“Redefining Business Banking”

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National Mercantile Bancorp

December 31, 2003 - FINANCIAL SUMMARY

($ in 000’s, except share data)

SELECTED FINANCIAL

CONDITION DATA (Unaudited):

	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	December 31, 2001
Cash and Due from Banks	$24,556	$22,590	$18,625	$18,364	$19,201	$12,688
Federal Funds Sold and Securities Purchased
under Agreements to Resell	10,000	42,000	39,900	31,400	18,700	39,405
Investment Securities	35,474	36,183	21,674	17,992	26,170	41,627
Loans
Commercial	230,257	209,887	228,572	235,672	230,127	222,882
Real Estate Construction and Land	27,210	35,902	35,902	29,451	37,934	30,811
Consumer and Others	3,510	2,204	2,204	3,171	4,720	8,795
Deferred Loan Fees, Net	(728)	(528)	(528)	(548)	(458)	(520)
Total	260,249	247,465	266,150	267,746	272,323	261,968
Allowance for Credit Losses	(3,635)	(3,588)	(3,452)	(4,694)	(4,846)	(6,541)
Net Loans	256,614	243,877	262,698	263,052	267,477	255,427
Total Other Assets	28,130	25,816	23,406	26,566	23,837	25,218
Total Assets	$354,774	$370,466	$366,303	$357,374	$355,385	$374,365
Deposits
Demand, Non-interest Bearing	$119,998	$127,421	$123,569	$114,171	$107,580	$114,645
NOW	29,349	28,117	27,644	27,116	30,465	23,425
MMDA	55,422	59,777	51,272	47,133	43,134	40,033
Savings	38,925	43,423	46,783	46,283	42,182	31,184
Time Certificates $100,000 and over	27,308	25,674	30,147	36,844	39,957	62,085
Time Certificates under $100,000	27,715	31,013	32,536	31,039	35,407	37,768
Total Deposits	298,717	315,425	311,951	302,586	298,725	309,140
Securities Sold under Agreements to Repurchase and Other Borrowed Funds	7,899	7,897	7,895	8,292	8,976	20,596
Guaranteed Preferred Beneficial Interests in Company’s Junior Subordinated Debt	15,464	15,464	14,538	14,534	14,530	14,513
Other Liabilities	973	738	1,206	736	1,950	3,963
Minority Interest in Preferred Stock of South Bay Bank	—	—	—	—	—	676
Shareholders’ Equity	31,650	30,905	30,640	31,134	31,002	25,421
Accumulated Other Comprehensive Gain	71	37	73	92	202	56
Total Liabilities and Stockholders’ Equity	$354,774	$370,466	$366,303	$357,374	$355,385	$374,365

Average Quarterly Assets	$370,093	$372,971	$369,140	$347,259	$357,532	$204,308
Regulatory Capital-Tier I	$31,191	$29,891	$29,780	$30,454	$29,709	$19,562
Non-Performing Assets
Non-Accrual Loans	$438	$442	$592	$4,308	$5,787	$7,807
Loans 90 Days P/D & Accruing	—	51	9	—	209	642
OREO and Other Non-perfoming Assets	925	1,000	1,000	1,535	1,000	953
Total Non-Performing Assets	$1,363	$1,493	$1,601	$5,843	$6,996	$9,402

SELECTED STATEMENT OF
FINANCIAL CONDITION RATIOS:

	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	December 31, 2001
Loans to Deposits Ratio	87.12%	78.45%	85.32%	88.49%	91.16%	84.74%
Ratio of Allowance for Loan Losses to:
Total Loans	1.40%	1.45%	1.30%	1.75%	1.78%	2.50%
Total Non-Performing Assets	266.69%	240.32%	215.62%	80.34%	69.27%	69.57%
Earning Assets to Total Assets	86.17%	87.90%	89.47%	88.74%	89.25%	92.30%
Earning Assets to Interest-Bearing Liabilities	163.82%	166.23%	166.97%	161.22%	158.50%	160.65%
Capital Ratios Holding Company:
Total Risk-Based Capital	14.07%	13.69%	13.03%	13.30%	13.31%	11.53%
Tier 1 Risk-Based Capital	11.22%	10.89%	10.33%	10.60%	10.57%	6.85%
Tier 1 Leverage	8.88%	8.50%	8.32%	9.07%	8.60%	5.55%
Risk Weighted Assets	$278,085	$274,478	$288,181	$287,417	$283,078	$285,500
Book Value per Share (1) (2)	$7.17	$7.17	$7.13	$7.16	$7.17	$6.82
Total Shares Outstanding (2)	4,231,449	4,168,099	4,162,299	4,158,299	4,149,514	3,124,627

(1) Includes the effect of dilutive options and warrants.

(2) Includes assumed conversion of currently convertiblen Series A preferred stock into common stock

National Mercantile Bancorp

December 31, 2003 - FINANCIAL SUMMARY

($ in 000’s, except share data)

SELECTED STATEMENT OF OPERATIONS DATA AND RATIOS:

(Unaudited)

QUARTERLY DATA:	Fourth Quarter 2003	Third Quarter 2003	Second Quarter 2003	First Quarter 2003	Fourth Quarter 2002
Interest Income	$4,070	$4,262	$4,382	$4,410	$4,765
Interest Expense	739	823	730	888	1,040
Net Interest Income before Provision for Loan Losses	3,331	3,439	3,652	3,522	3,725

Provision for Loan Losses	—	10	1,145	110	100
Net Interest Income after Provision for Loan Losses	3,331	3,429	2,507	3,412	3,625

Net Gain on Sale of Securities Available-for-Sale	(49)	—	—	100	—
Loss on Write-down of OREO	(75)	—	(61)	—	—
Other Operating Income	384	397	345	335	467
Other Operating Expense	3,184	3,292	3,410	3,410	3,149
Net Income before Provision for Minority Interest and Income Taxes	407	534	(619)	437	943

Minority Interest in the Company’s Income of the Preferred Stock of South Bay Bank, N.A.	—	—	—	—	54
Junior Subordinated Deferrable Interest Debentures	—	—	223	233	384

Net Income before Provision for Income Taxes	407	534	(842)	204	505
Provision for Income Taxes	70	242	(323)	107	329
Net Income	$337	$292	$(519)	$97	$176

Basic Earnings (Loss) Per Share	$0.12	$0.11	($0.19)	$0.04	$0.24
Diluted Earnings (Loss) Per Share	$0.07	$0.07	($0.19)	$0.02	$0.12
Weighted Avg Common Shares O/S (2)	2,741,074	2,700,935	2,695,366	2,687,560	1,706,652
Return on Quarterly Average Assets	0.36%	0.31%	-0.56%	0.11%	0.20%
Return on Quarterly Average Equity	4.15%	3.72%	-6.58%	1.26%	2.59%
Net Interest Margin - Avg Earning Assets	4.07%	4.11%	4.45%	4.60%	4.94%
Operating Expense Ratio	3.41%	3.50%	3.71%	3.99%	3.53%
Efficiency Ratio	88.67%	85.82%	86.64%	86.18%	75.12%

Quarterly operating ratios are annualized.

FOR THE YEAR ENDED DECEMBER 31:	2003	2002
Interest Income	17,124	$19,572
Interest Expense	3,180	4,664
Net Interest Income before Provision for Loan Losses	13,944	14,908

Provision for Loan Losses	1,265	1,925
Net Interest Income after Provision for Loan Losses	12,679	12,983

Net Gain on Sale of Securities Available-for-Sale	51	—
Loss on Write-down of OREO	(136)
Other Operating Income	1,461	1,502
Other Operating Expense	13,296	12,861
Net Income (Loss) Before Minority Interest and Provision for Income Taxes	759	1,624
Minority Interest in the Company’s Income of the Preferred Stock of South Bay Bank, N.A.	—	213
Junior Subordinated Deferrable Interest Debentures	456	1,537
Net Income (Loss) Before Provision for Income Taxes	303	(126)
Provision (Benefit) for Income Taxes	96	127
Net Income (Loss)	207	$(253)

Basic Earnings (Loss) Per Share	$0.08	$(0.15)
Diluted Earnings (Loss) Per Share (1)	$0.05	$(0.15)
Weighted Avg Common Shares O/S (2)	2,707,931	1,650,997
Return on Average Assets	0.06%	-0.07%
Return on Average Equity	0.66%	-0.98%
Net Interest Margin - Avg Earning Assets	4.20%	4.73%
Operating Expense Ratio	4.09%	3.58%
Efficiency Ratio	86.02%	78.37%

(1)  The diluted loss per share includes only common shares as common share equivalents are anti-dilutive.  The loss per share for December 31, 2002 is based upon income available to shareholders considering the amortization of the discount on beneficial conversion rights.

(2)  Shares used to compute Basic Earnings (Loss) per share.